UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant [ ]
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[X]    Definitive Proxy Statement
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[ ]    Soliciting Material Under § 240.14a-12
Bellerophon Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 28, 2019

To Our Stockholders:
You are cordially invited to attend the 2019 annual meeting of stockholders of Bellerophon Therapeutics, Inc. to be held at 10:00 a.m. EST on Tuesday, May 14, 2019 at our principal executive offices located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
Details regarding the annual meeting, the business to be conducted at the annual meeting, and information about Bellerophon Therapeutics, Inc. that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, two (2) persons will be elected to our Board of Directors. In addition, we will ask stockholders to consider the following proposals:

i.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

ii.
To approve a proposed amendment to the 2015 Equity Incentive Plan, or the 2015 Plan, to increase the aggregate number of authorized shares of common stock, par value $0.01 per share reserved for issuance under the 2015 plan from 5,000,000 to 12,500,000.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 4, 2019, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.
Thank you for your continued support of Bellerophon Therapeutics, Inc. We look forward to seeing you at the annual meeting.
Sincerely,

Fabian Tenenbaum
Chief Executive Officer

March 28, 2019

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TIME:     10:00 a.m. EST
DATE:      Tuesday, May 14, 2019
PLACE: 184 Liberty Corner Road, Suite 302, Warren, NJ 07059
PURPOSES:

1.	To elect two (2) directors to serve three-year terms expiring in 2022;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.
To approve a proposed amendment to the 2015 Equity Incentive Plan, or the 2015 Plan, to increase the aggregate number of authorized shares of common stock, par value $0.01 per share reserved for issuance under the 2015 plan from 5,000,000 to 12,500,000; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Bellerophon Therapeutics, Inc. common stock at the close of business on March 25, 2019 (the "record date"). A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at our principal executive offices located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials (the "Notice") and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. On or about April 4, 2019, we will begin sending to our stockholders the Notice containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Assaf Korner
Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 14, 2019
This proxy statement and our 2018 annual report to stockholders are available for viewing, printing and downloading at www.investorvote.com/BLPH. To view these materials, please have available your 16-digit control number(s) that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2018 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Info” section of the “Investors" section of our website at www.bellerophon.com. You may also obtain from us a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending a written request to: Bellerophon Therapeutics, Inc., Attn: Investor Relations, 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the “Board”) of Bellerophon Therapeutics, Inc. (the “Company” or “Bellerophon”) is soliciting your proxy to vote at the 2019 annual meeting of stockholders to be held at our principal executive offices, 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059, on Tuesday, May 14, 2019 at 10:00 a.m. EST and any adjournments or postponements of the meeting, which we refer to as “the annual meeting.” This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the annual meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, because you owned shares of Bellerophon's common stock, par value $0.01 per share (the “common stock”) on the record date. The Company intends to commence distribution of the Notice on or about April 4, 2019.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or electronic copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you request a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 25, 2019, are entitled to vote at the annual meeting. On this record date, there were 68,906,765 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares of common stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A. (“Computershare”), or if you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•
In person at the annual meeting. If you attend the annual meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. Eastern Time on May 14, 2019.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:

*	“FOR” the election of the nominees for director;

*	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

*	“FOR” the proposed amendment to the 2015 Equity Incentive Plan.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•
by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors or the amendment to our 2015 Plan (Proposals 1 and 3 this proxy statement).

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2019, our Audit Committee of our Board will reconsider its selection.

Proposal 3: Increase the Number of Shares To Be Granted Under the Company's 2015 Equity Plan
The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the amendment to our 2015 Plan to increase the aggregate number of authorized shares reserved for issuance under the 2015 Plan from 5,000,000 to 12,500,000. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare and Assaf Korner, our Chief Financial Officer and Secretary, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
The annual meeting will be held at 10:00 a.m. EST on Tuesday, May 14, 2019, at our principal executive offices, located at 184 Liberty Corner Road, Suite 302, Warren, NJ 07059. When you arrive at 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote. See “How Do I Vote?” above for more information.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us, by reducing the volume of duplicate information received at your household and helping to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-800-736-3001.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Bellerophon stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•
If your Bellerophon shares of commons stock are registered in your own name, please inform Computerhsare, our transfer agent, of your request by calling them at 1-800-736-3001 or writing them at P.O. Box 30170, College Station, TX, 77842.

•
If a broker or other nominee holds your Bellerophon shares of common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 21, 2019 by:

·                 each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

·                 each of our named executive officers;

·                 each of our directors; and

·                 all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.  The information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage ownership calculations for beneficial ownership are based on 68,906,765 shares of common stock outstanding as of March 21, 2019.

Except as otherwise set forth below, the address of each beneficial owner is c/o Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ 07059.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
New Mountain Entities (1)	15,138,486	22.0%
Puissance Cross-Border Opportunities III LLC (2)	8,298,755	12.0%
Venrock Entities (3)	7,529,020	10.9%
Linde North America, Inc. (4)	5,271,796	7.7%
Executive Officers and Directors
Fabian Tenenbaum (5)	1,832,579	2.6%
Peter Fernandes (6)	301,312	*
Assaf Korner (7)	148,285	*
Jonathan M. Peacock (8)	3,214,527	4.6%
Naseem Amin (9)	3,024,583	4.3%
Scott Bruder (10)	53,691	*
Mary Ann Cloyd (11)	50,191	*
Jens Luehring (12)	115,212	* %
Andre V. Moura (13)	15,237,221	22.1%
Matthew M. Bennett (14)	15,169,038	22.0%
Daniel Tassé (15)	192,603	*
Ted Wang (16)	8,770,787	12.7%
Crispin Teufel (17)	5,271,796	7.7%
All executive officers and directors as a group (16 persons)	38,902,867	53.1%

*	Less than one percent.

(1)
Based on information provided in a Schedule 13G/A filed by New Mountain Investments II, LLC on February 14, 2019, and information known to the Company. Beneficial ownership includes: 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. (collectively, the “New Mountain Entities”) The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.P. (formerly known as New Mountain Capital Group, LLC). NM Holdings GP, L.L.C. is the general partner of New Mountain Capital Group, L.P. (New Mountain Investments II, L.L.C., New Mountain Capital, L.L.C., New Mountain Capital Group, L.P. and NM Holdings GP, L.L.C., together with the New Mountain Entities, the “NMC Entities”). Steven B. Klinsky is the managing member of each of New Mountain Investments II, L.L.C. and NM Holdings GP, L.L.C., , the chief executive officer of New Mountain Capital, L.L.C., and the managing partner of New Mountain Capital Group, L.P. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital Group, L.P.. is 100% owned by Steven B. Klinsky. Since New Mountain Investments II, L.L.C. has decision-making power over the New Mountain Entities, Mr. Klinsky may be deemed to beneficially own the shares that the New Mountain Entities hold of record or may be deemed to beneficially own. Mr. Klinsky, New Mountain Investments II, L.L.C., New Mountain Capital, L.L.C., New Mountain Capital Group, L.P. and NM Holdings GP, L.L.C disclaim beneficial ownership over the shares held by the New Mountain Entities, except to the extent of their pecuniary interest therein. The address of Mr. Klinsky and each of the NMC Entities is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th  Floor, New York, New York 10019.

(2)
Based on information provided in a Schedule 13D/A filed by Puissance Cross-Border Opportunities III LLC (“Puissance Cross-Border Opportunities III”) on January 29, 2019, and information known to the Company. Beneficial ownership includes: 8,298,755 shares of common stock directly held by Puissance Cross-Border Opportunities III. Puissance Capital Fund (GP) LLC (“Puissance GP”) is the managing member of Puissance Cross-Border Opportunities III. Puissance Capital Management LP (“Puissance”) is the investment manager of Puissance Cross-Border Opportunities III. Puissance Capital Management (GP) LLC (“Puissance Capital Management GP”) is the general partner of Puissance (Puissance Cross-Border Opportunities III, Puissance GP, Puissance and Puissance Capital Management GP, collectively, the “Puissance Entities”). Ted Wang, a member of our Board, is the managing member of each of Puissance GP and Puissance Capital Management GP and is the Chief Executive Officer and Chief Investment Officer of Puissance. The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Each of Dr. Wang and the Puissance Entities disclaim beneficial ownership over the shares held by Puissance Cross-Border Opportunities III, except to the extent of their pecuniary interest therein. The address of Dr. Wang and each of the Puissance Entities is 950 Third Avenue, 25th Floor, New York, NY 10022.

(3)                             Based on information provided in a Schedule 13G/A filed by Venrock Associates IV, L.P. on February 14, 2019 and information known to the Company. Beneficial ownership includes: 2,952,442 shares of common stock directly held by Venrock Healthcare Partners II, L.P. (“VHCP II”), 1,196,936 shares of common stock directly held by VHCP Co-Investment Holdings II, LLC (“VHCP Co-II”), 2,197,502 shares of common stock directly held by Venrock Healthcare Partners III, L.P. (“VHCP III”), 219,725 shares of common stock directly held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”), 783,407 shares of common stock directly held by Venrock Associates IV L.P. (“VA IV”), 159,761 shares of common stock directly held by Venrock Partners, L.P. (“VP”) and 19,247 shares of common stock directly held by Venrock Entrepreneurs Fund IV, L.P. (“VEF IV”). Venrock Management IV, LLC

(“VM IV”) is the general partner of VA IV, Venrock Partners Management, LLC (“VPM”) is the general partner of VP and Venrock Management IV, LLC (“VEFM”) is the general partner of VEF IV (VA IV, VP, VEF IV, VM IV, VPM and VEFM, collectively, the “Venrock IV Entities”). VHCP Management II, LLC (“VHCPM II”) is the general partner of VHCP II and the manager of VHCP Co-II. VHCP Management III, LLC (“VHCPM III”) is the general partner of VHCP III and the manager of VHCP Co-III. Each of Borg Koh and Nimish Shah are managing members of each of VHCPM II and VHCPM III (VHCP II, VHCP Co-II, VHCP III, VHCP Co-III, VHCPM II and VHCPM III, collectively, the “VHCP Entities”) The number of shares of common stock beneficially owned excludes 4,149,378 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Each of the Venrock Entities, the VHCP Entities and Messrs. Koh and Shah disclaim beneficial ownership over the shares held by VHCP II, VHCP Co-II, VHCP III, VHCP Co-III, VA IV, VP and VEF IV, except to the extent of their pecuniary interest therein. The address of the Venrock Entities, the VHCP Entities and Messrs. Koh and Shah is 3340 Hillview Avenue, Palo Alto, CA 94304.

(4)
Based on information provided in a Schedule 13G/A filed by Linde North America, Inc. (“Linde”) on January 2, 2018 and information known to the Company. Beneficial ownership includes: 5,271,796 shares of common stock held directly by Linde North America, Inc., an indirect wholly-owned subsidiary of Linde plc. Crispin Teufel, a member of our Board, is the Chief Executive Officer and the Chief Financial Officer of Lincare, an indirect wholly-owned subsidiary of Linde. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Mr. Teufel disclaims beneficial ownership of all shares held by Linde, except to the extent of his pecuniary interest therein, if any. The address of Linde is 200 Somerset Corporate Boulevard, Bridgewater, NJ 08807.

(5)                                Includes 142,857 shares of common stock issuable upon the exercise of warrants and 1,210,443 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(6)	Includes 79,010 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(7)	Includes 49,220 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(8)                               Includes 534,677 shares of common stock issuable upon the exercise of warrants and 823,930 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(9)                          Includes 1,170,717 shares of common stock issuable upon the exercise of warrants and 34,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(10)	Includes 34,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(11)                         Includes 28,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(12)         Includes 10,000 shares of common stock issuable upon the exercise of warrants and 9,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(13)                       Includes 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Also includes 9,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Andre Moura, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Moura disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(14)
Includes 1,080,819 shares of common stock directly held by Allegheny New Mountain Partners, L.P., 249,714 shares of common stock directly held by New Mountain Affiliated Investors II, L.P., 11,969,851 shares of common stock directly held by New Mountain Partners II (AIV-A), L.P. and 1,838,102 shares of common stock directly held by New Mountain Partners II (AIV-B), L.P. The number of shares of common stock beneficially owned excludes 10,278,601 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. The general partner of each of the New Mountain Entities is New Mountain Investments II, L.L.C. and the manager of each of the New Mountain Entities is New Mountain Capital L.L.C. Matthew Bennett, a member of our Board, is a member of New Mountain Investments II, L.L.C. New Mountain Investments II, L.L.C. has decision-making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Entities. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Entities in its role as the investment advisor. New Mountain Capital, L.L.C. is a wholly-owned subsidiary of New Mountain Capital Group, L.L.C. Mr. Bennett disclaims beneficial ownership over the shares held by the New Mountain Entities, except to the extent of his pecuniary interest therein.

(15)	Includes 9,999 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019.

(16)
Includes 8,298,755 shares of common stock directly held by Puissance Cross-Border Opportunities III and 463,699 shares of common stock held by Mr. Wang. The number of shares of common stock beneficially owned excludes 8,298,755 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock.  Includes 8,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 21, 2019. Ted Wang, a member of our Board, is a Chief Executive Officer and Chief Investment Officer of Puissance Capital Management, L.P.

(17)
Includes 5,271,796 shares of common stock held by Linde. Crispin Teufel, a member of our Board, is the Chief Executive Officer and the Chief Financial Officer of Lincare, an indirect wholly-owned subsidiary of Linde. The number of shares of common stock beneficially owned excludes 3,641,992 shares of common stock issuable upon exercise of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the warrant holder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock. Mr. Teufel disclaims beneficial ownership over the shares held by Linde, except to the extent of his pecuniary interest therein, if any.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of eleven members, classified into three classes as follows: (1) Jens Luehring, Daniel Tassé, Mary Ann Cloyd and Crispin Teufel constitute a class with a term ending at the 2019 annual meeting; (2) Scott Bruder, Naseem Amin and Ted Wang constitute a class with a term ending at the 2020 annual meeting; and (3) Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock constitute a class with a term ending at the 2021 annual meeting.
On March 12, 2019, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Mary Ann Cloyd and Crispin Teufel for election at the annual meeting for a term of three years to serve until the 2022 annual meeting of stockholders, and until their respective successors have been elected and qualified.
On March 12, 2019, based on the Nominating and Corporate Governance Committee’s recommendation, the Board appointed Crispin Teufel as a director effective March 18, 2019 to represent Linde North America, Inc. (“Linde”), our fourth largest shareholder. Jens Luehring, who has recently left Linde to become CEO of a newly formed spin off company, will not stand for reelection at our annual meeting of stockholders and will be succeeded by Mr. Teufel. Additionally, Mr. Tassé has recently assumed new CEO responsibilities that require him to step down from our Board and will also not stand for reelection. Messrs. Tassé and Luehring will continue to serve as members of our board of directors until their terms expire at the conclusion of the annual meeting of stockholders.
Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Jonathan M. Peacock	61	Chairman of the Board
Fabian Tenenbaum	45	Chief Executive Officer and Director
Naseem Amin, M.D.	57	Director
Scott P. Bruder, M.D., Ph.D.	57	Director
Mary Ann Cloyd	64	Director
Andre V. Moura	37	Director
Matthew M. Bennett	47	Director
Ted Wang	52	Director
Crispin Teufel	43	Director
Our Board has reviewed the materiality of any relationship that each of our directors has with Bellerophon Therapeutics, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The Nasdaq Stock Market: Messrs. Moura, Bennett and Teufel, Drs. Amin, Bruder and Wang and Ms. Cloyd.
Jonathan M. Peacock has served as the Chairman of our Board since June 2014, and previously served as our Chief Executive Officer and President from June 2014 to November 2016. Prior to joining us, Mr. Peacock served as the Chief Financial Officer of Amgen Inc., a biotechnology company, from September 2010 to January 2014. From November 2005 to September 2010, he served as Chief Financial and Administrative Officer of Novartis Pharmaceuticals AG, the Pharmaceuticals and Biotechnology division of Novartis AG. Mr. Peacock was a partner at McKinsey and Company, a global strategy consulting firm, from 1998 to 2005. Before that, he was a partner at Price Waterhouse LLP, a global accounting firm (now PricewaterhouseCoopers LLP), from 1993 to 1998. Beginning in February 2016, he became the Chairman of Arix Bioscience plc. He currently serves on the Board of Avantor, Inc., a Life Sciences and Technology company, and served on the Board of Kite Pharma, a biopharmaceutical company, from April 2014 until its sale to Gilead in September of 2017. Mr. Peacock received an M.A. degree in economics from the University of St. Andrews. We believe that Mr. Peacock is qualified to serve on our Board because of his global management experience, his experience as an officer of a public company in our industry and his financial expertise.

Fabian Tenenbaum has served as our Chief Executive Officer and as a member of our Board since November 2016. Prior to then, Mr. Tenenbaum served as our Chief Financial Officer and Chief Business Officer since February 2016. Mr. Tenenbaum joined us from Anterios, Inc. a clinical-stage biopharmaceutical company focused on the development of dermatology products, where he served as Chief Financial Officer and Chief Business Officer from October 2014 to February 2016. Prior to that, Mr. Tenenbaum served as Chief Executive Officer with Syneron Beauty from 2011 to October 2014, and Chief Financial Officer and Executive Vice President of Syneron Medical from May 2007 to 2011. Prior to Syneron Medical, Mr. Tenenbaum was Vice President Americas for Radiancy, Inc., from 2002 to 2006, and Director, Commercial Operations and Corporate Development at Sunlight Medical, Inc. from 1999 to 2002. Mr. Tenenbaum holds a Bachelor in Medicine (B.Md.) from Ben Gurion University, Israel and an MBA from Columbia Business School. We believe that Mr. Tenenbaum is qualified to serve on our Board because of his management and financial expertise, as well as his position as our Chief Executive Officer.

Naseem Amin has served as a member of our Board since June 2015. Dr. Amin has served as the Chief Executive Officer at GMP-Orphan since June 2017. Dr. Amin had served as the Chief Scientific Officer of Smith and Nephew Plc until 2014. Previously, Dr. Amin was Senior Vice President, Business Development at Biogen Idec from 2005 to 2009 and was with Genzyme Corporation from 1999 to 2005, most recently as Head, International Business Development and where he has also led the clinical development of five currently marketed therapeutic products. Dr. Amin began his career at Baxter Healthcare Corporation, where he served as Director, Medical Marketing and Portfolio Strategy, Renal Division. Dr. Amin is a Venture Partner at Advent Life Sciences, serves as an Advisory Board member for Imperial College, Department of Biomedical Engineering, and serves as Chairman of OPEN-London, a non-profit organization focused on encouraging and mentoring South Asians from Pakistan who are interested in starting entrepreneurial companies. Dr. Amin received his medical degree from the Royal Free School of Medicine, London, and an MBA from the Kellogg Graduate School of Management, Northwestern University. We believe that Dr. Amin is qualified to serve on our Board because of his broad industry experience in the Biotech and Medical Device industry.

Scott Bruder has served as a member of our Board since May 2015. Dr. Bruder currently leads the Bruder Consulting & Venture Group with a global team that provides scientific, clinical, regulatory and development strategy services to medical device, regenerative medicine and biotechnology companies, investment banks, venture partners and private equity firms. Since 2011, Dr. Bruder has been an adjunct Professor of Biomedical Engineering at Case Western Reserve University, following 13 years as adjunct faculty in the Department of Orthopedic Surgery. Dr. Bruder currently serves on the Board of Directors of Kuros Biosciences AG, a Swiss Exchange listed biotechnology company, where he leads the R&D Committee. Previously, he was the Chairman of the Board of Spinal Elements, a privately held, leading provider of innovative medical devices used during spinal surgical procedures. Dr. Bruder served as the Chief Medical and Scientific Officer of Stryker Corporation from 2012 until 2014, and was the Chief Science and Technology Officer for Becton, Dickinson and Company from 2007 until 2012. Previously, Dr. Bruder held a number of senior executive and scientific roles at Johnson & Johnson, Anika Therapeutics and Osiris Therapeutics. Dr. Bruder is a magna cum laude graduate from Brown University with a Sc.B. in Biology, and a graduate of Case Western Reserve University School of Medicine, where he simultaneously earned an M.D. and a Ph.D. in stem cell biology. We believe that Dr. Bruder is qualified to serve on our Board because of his experience in medical devices, biotechnology, life sciences, and biomedical engineering.

Mary Ann Cloyd has served as a member of our Board since February 2016. Since April 2018 she has served on the board of NCMIC Group, Inc., a mutual insurance and financial services company based in Des Moines, Iowa. From 1990 to 2015, Ms. Cloyd was a partner at PricewaterhouseCoopers LLP (“PwC”), where she served multinational corporate clients in a variety of industries, including the biotechnology and pharmaceutical industries. She was the Leader of the PwC Center for Board Governance from 2012 to 2015. Ms. Cloyd has also served on both PwC’s Global and U.S. Boards. On the U.S. Board, she chaired the Risk Management, Ethics & Compliance Committee and the Partner Admissions Committee, and on the Global Board, she served on the Risk and Operations Committee and the Clients Committee. Ms. Cloyd is on the Board of Trustees of the PwC Charitable Foundation, Inc., and she previously served as President of the Foundation. Ms. Cloyd is also on the Board of the Geffen Playhouse and the Advisory Board of the UCLA Iris Cantor Women’s Center. Ms. Cloyd earned a bachelor of business administration from Baylor University, summa cum laude. We believe that Ms. Cloyd is qualified to serve on our Board because of her experience in finance, senior management and corporate governance.

Andre V. Moura has served as a member of our Board since February 2014. Mr. Moura joined New Mountain Capital in 2005, where he currently serves as Managing Director. Prior to joining New Mountain Capital, Mr. Moura was employed by McKinsey & Company, a global management consulting firm. Mr. Moura also currently serves on the Board of five privately held companies. Mr. Moura received an A.B. in computer science from Harvard College and an M.B.A. from Harvard Business

School. We believe that Mr. Moura is qualified to serve on our Board because of his financial expertise and his years of experience providing strategic advisory services to diverse companies across multiple industries.

Matthew M. Bennett has served as a member of our Board since March 2018. He serves as a Managing Director of New Mountain Capital, LLC (“NMC”), and he joined that organization in 2007. Mr. Bennett serves on the board of directors of CIOX Health, Gelest, Cytel and Alteon Health and also works closely with other NMC companies. Mr. Bennett previously served as Chief Executive Officer of CIOX Health and before that, he served as Executive Vice President, Global Medical Operations and Chief Legal Officer for Ikaria, Inc. (“Ikaria”), where he served in additional executive roles, including Chief Financial Officer and head of Corporate Development. Prior to joining Ikaria, Mr. Bennett served as Executive Vice President, Chief Administrative Officer, and Chief Business Officer at VIASYS Healthcare, Inc. (NYSE: VAS) (“VIASYS”), where he was responsible for the company’s growth and mergers and acquisitions. Prior to VIASYS, Mr. Bennett served as an advisor on mergers and acquisitions, initial public offerings, and commercial transactions in the health care field at Morgan, Lewis & Bockius LLP, and a litigator in the health care area at Stradley, Ronon, Stevens & Young. Mr. Bennett holds an A.B. in Political Science from Princeton University and a J.D. from Villanova University School of Law. We believe that Mr. Bennett is qualified to serve on our Board because of his managerial, financial and legal experience.

Dr. Ted Wang has served as a member of our Board since November 2017. Dr. Wang has served as the Chief Investment Officer of Puissance Capital Management LP, of which he was a founder, since January 2015. Prior to that, Dr. Wang was a Partner of Goldman, Sachs & Co. (“Goldman”), which he joined in 1996 and with which he served in many leadership positions, mostly recently as Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Goldman Sachs Risk Committee. Prior to joining Goldman, Dr. Wang co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. Dr. Wang serves on the board of Ekso Bionics Holdings, Inc., Viewray, Inc. and Tracon Pharmaceuticals, Inc. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an M.B.A. from the University of Texas, Austin, and a B.S. from Fudan University, China. We believe that Dr. Wang is qualified to serve on our Board because of his financial expertise and years of experience.

Crispin Teufel was appointed to our Board effective March 18, 2019. Since 2017, Mr. Teufel has served as the Chief Executive Officer of Lincare Holdings Inc., the leading national provider of respiratory services in the home, and as its Chief Financial Officer since 2013. Mr. Teufel serves on the board of directors of the German-American Chamber of Commerce. Mr. Teufel holds an MBA in Economics from Ruhr University Bochum, Germany, is a Certified Public Accountant and is a German Tax Advisor under Germany’s Taxation and Ministry of Finance. We believe that Mr. Teufel is qualified to serve on our Board because of his managerial, financial and business experience.

There are no family relationships among any of our directors or executive officers.

Committees of the Board and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2018, there were five meetings of our Board, and the various committees of the Board met a total of thirteen times. The Board took one action by unanimous written consent during the fiscal year ended December 31, 2018. The various committees of the Board took six actions by unanimous written consent during the fiscal year ended December 31, 2018. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2018. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. Four directors attended our annual meeting of stockholders held in 2018.
Audit Committee. Our Audit Committee met five times during fiscal 2018. This committee currently has five members, Mary Ann Cloyd (Chairman), Jens Luehring, Daniel Tassé, Naseem Amin and Crispin Teufel. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.
Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Cloyd and Mr. Luehring are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.bellerophon.com.
Compensation Committee. Our Compensation Committee met twice and took six actions by unanimous written consent during fiscal 2018. This committee currently has four members, Andre Moura (Chairman), Daniel Tassé, Ted Wang and Crispin Teufel. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2015 Equity Incentive Plan (as amended, the “2015 Plan”). The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation: review and approval of compensation for executive officers and directors during which the chief executive officer may not be present during his or her compensation deliberations and grant options and stock awards under equity-based plans with delegation to one or more executive officers of the power to grant options or stock awards to employees who are not directors or executive officers.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.bellerophon.com.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met once during fiscal 2018 and has four members, Naseem Amin (Chairman), Scott Bruder, Mary Ann Cloyd and Matthew Bennett. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance. All members of the Nominating and Corporate Governance qualify as independent under the definition promulgated by The Nasdaq Stock Market.
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should utilize the "Contact Us" feature on our website at www.bellerophon.com.

The Nominating and Corporate Governance Committee seeks to develop a board that reflects diverse backgrounds, experience, expertise, skill sets and viewpoints. We actively seek director candidates who bring diversity of age, gender, nationality, race, ethnicity and sexual orientation.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.bellerophon.com.
Board Leadership Structure and Role in Risk Oversight
Our current Board leadership structure separates the positions of CEO and Chairman of the Board, although we do not have a corporate policy requiring that structure. Until November 2016, Jonathan Peacock served as both our CEO and Chairman of the Board. In November 2016, Mr. Peacock stepped down as CEO but remained as Chairman of the Board and Fabian Tenenbaum became our CEO. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our current CEO, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairman is primarily focused on matters pertaining to corporate governance and management oversight. While the Board believes that this is the most appropriate structure at this time, the Board retains the authority to change the Board structure, including the possibility of combining the CEO and Chairman of the Board positions, if it deems such a change to be appropriate in the future.
The Chairman of the Board of Directors provides leadership to the Board and works with the Board to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board approves the meeting agendas after input from management, facilitates communication among members of the Board and presides at meetings of our Board and stockholders. Mr. Peacock has served as our Chairman of the Board since June 2014. The Chairman of the Board, the Chairman of the Audit Committee, the CEO, and the other members of the Board work in concert to provide oversight of our management and affairs. We believe that the leadership of the Chairman of the Board fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, the Chairman also works to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

The Board is also responsible for oversight of our risk management practices. This oversight is conducted primarily through the Audit Committee of the Board whose responsibilities include overseeing our risk assessment and risk management policies. Due to the effective flow of information between the Board and senior management, identified risks can be effectively communicated and mitigated. Senior management takes an active role in day-to-day risk management.

Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at 908-574-4770. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions using the “Contact Us” page of our website at www.bellerophon.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers
The following table sets forth the name, age and position of each of our executive officers, who are also not directors, and key employees as of March 12, 2019.

Name	Age	Position
Peter Fernandes	64	Chief Regulatory and Safety Officer
Assaf Korner	41	Chief Financial Officer and Secretary
Martin Dekker	46	Vice President of Engineering and Manufacturing
Amy Edmonds	47	Vice President of Clinical Operations and Administration
Parag Shah	42	Vice President of Business Operations

Peter Fernandes has been our Chief Regulatory and Safety Officer since May 2015. Prior to joining us, Mr. Fernandes was Vice President of Global Regulatory Affairs at Ikaria Inc., from October 2012 to May 2015, and in this capacity also led our regulatory group since its inception in February of 2014. Previously, he led Regulatory Affairs and Quality Assurance for OptiNose, Inc. from October 2010 to September 2012, was Vice President US Drug Regulatory Affairs Respiratory and US DRA Respiratory Franchise Head for Novartis Pharmaceuticals from November 2007 to October 2010. He has also served as the Head of US Development Site and Vice President of Regulatory Affairs and Quality Assurance at Altana Pharma, a subsidiary of Nycomed Inc., and led the US Respiratory and GI Drug Regulatory Affairs group at Boehringer Ingelheim. Mr. Fernandes has an M. Pharm. from the Grant Medical College and a B. Pharm. from the K.M. K. College of Pharmacy, both at the University of Bombay in India.

Assaf Korner joined the Company as our Chief Financial Officer on January 8, 2018. Prior to joining Bellerophon, Mr. Korner served as the Chief Financial Officer of L&R Distributors, a national consumer product distributor, since February 2016. Prior to that, Mr. Korner served as the Chief Financial Officer of Iluminage Beauty, a Joint Venture between Unilever and Syneron Medical, from 2011 through January 2016. Prior to Iluminage Beauty, Mr. Korner held several senior finance roles in Syneron Medical from 2005 through 2011. Prior to Syneron Medical, Mr. Korner served as a Senior Auditor at KPMG. Mr. Korner holds an MBA from Tel-Aviv University, Israel, a Bachelor’s degree in Accounting and Economics from Haifa University, Israel and is a Certified Public Accountant.

Martin Dekker has served as our Vice President of Engineering and Manufacturing since January 2015. Prior to joining us, Mr. Dekker held several positions at Spacelabs Healthcare, a company that develops and manufactures medical devices, from November 1998 to January 2015, most recently as Director of Global Operations Engineering. During his time at Spacelabs Healthcare, Mr. Dekker led and co-designed new products, developed and launched transformative manufacturing technologies and championed cross-functional quality/engineering projects. He is a member of the Institute of Electrical and Electronic Engineers. Mr. Dekker received a B.S. in electronics from Noordelijke Hogeschool Leeuwarden, the Netherlands.

Amy Edmonds has served as our Vice President of Clinical Operations and Administration since September 2015 with responsibilities for Clinical Operations, Contracts & Outsourcing, Human Resources and Information Technology. Ms. Edmonds has over twenty years of global Clinical Operations and Training experience. Prior to joining us in 2014, Ms. Edmonds was responsible for Ikaria’s Clinical Operations and Contracts & Outsourcing departments from October 2012 to February 2014 and held several positions of increasing responsibility at Celgene from November 2002 through October 2012. During her time at Celgene, Ms. Edmonds served as Global Clinical Operations Lead for the Americas for multiple therapeutic programs, the Head of North America Monitoring, and the Head of Clinical Operations Training. Ms. Edmonds has also worked in Clinical Operations and Training for Pfizer, Knoll Pharmaceuticals and ICON Clinical Research. Ms. Edmonds holds a Bachelor’s degree from the University of Richmond.

Parag Shah, Ph.D. has served as our Vice President of Business Operations since April 2016 with responsibilities for Project Management, Supply Distribution, Pre-Clinical and Business Development activities. Prior to joining Bellerophon, Dr. Shah was Principal Scientist at Pfizer from 2004 through 2010 where he was responsible for leading multiple parenteral and liquid formulation development teams.  In addition, Dr. Shah was a member of multiple Limited Duration Teams including serving as Pfizer’s Team Lead for the Nanoparticle Network responsible for internal and external evaluation of nanoparticle technologies.  Dr. Shah joined Ikaria as Parenteral Development Lead in 2010 and assumed additional responsibilities in 2012 as Director, Pharmaceutical Science, covering both Pharmaceutical Development and Clinical Supply Management.  Dr. Shah received his Bachelor’s degree from Carnegie Mellon and his Ph.D. in Chemical Engineering from The University of Texas at Austin.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. Our compensation committee will review and approve the compensation of our executive officers and oversee our executive compensation programs and initiatives.

Summary Compensation Table

The following table sets forth information regarding compensation paid or accrued during the last two fiscal years ended December 31, 2018 and 2017 to Fabian Tenenbaum, our Chief Executive Officer and our two next most highly compensated executive officers during the fiscal year ended December 31, 2018, and who were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Fabian Tenenbaum, Chief Executive Officer
	2018	400,624	240,000	—	1,659,781	16,500	(2)	2,316,905
	2017	375,540	225,000	—	—	9,346	(2)	609,886
Peter Fernandes, Chief Regulatory and Safety Officer
	2018	323,290	128,000	—	225,287	16,500	(2)	693,077
	2017	323,564	128,000	—	—	16,200	(2)	467,764
Assaf Korner, Chief Financial Officer and Secretary
	2018	260,384	106,000		225,287	15,289	(2)	606,960
	2017	—	—	—	—	—		—

(1)
The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, regarding assumptions underlying the valuation of equity awards.

(2)	Consists of amounts that we matched pursuant to our 401(k) plan.

Narrative to Summary Compensation Table

Base Salary.  In 2018, we paid salaries of $400,624 to Mr. Tenenbaum, $323,290 to Mr. Fernandes and $260,384 to Mr. Korner. In 2017, we paid salaries of $375,540 to Mr. Tenenbaum and $323,564 to Mr. Fernandes. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executive officers. Our compensation committee will review the salaries of our executives annually at the beginning of each calendar year and recommend to our Board changes in salaries based primarily on changes in job responsibilities, experience, individual performance and comparative market data.

 Bonus Compensation.  Our named executive officers are expected to be eligible to receive an annual bonus award in accordance with the management incentive program then in effect with respect to such executive officer and based on an annualized target of base salary, as specified in their respective employment agreements, if applicable. Our named executive officers are also expected to be eligible for performance-based annual bonus awards based on metrics to be determined by our Board, in consultation with the executive officer, and our Board will determine the extent to which the metrics have been satisfied and the amount of the annual bonus, if any. The performance-based bonuses are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives.

With respect to 2017 performance, in 2018, the compensation committee awarded bonus compensation which was paid in 2018. Half of such bonus compensation was paid in RSAs and half was paid as cash. Mr. Tenenbaum received $225,000 and Mr. Fernandes received $128,000.

With respect to 2018 performance, the compensation committee awarded total bonus compensation, which was paid in 2018 in restricted stock (“RSAs”), with a value of $240,000 or 224,299 shares to Mr. Tenenbaum, $128,000 or 119,626 shares to Mr. Fernandes, and $106,000 or 99,065 shares to Mr. Korner.

Long-Term Equity Based Incentive Awards.  We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and Board periodically review the equity incentive compensation of our named executive officers and from time to time may grant additional equity incentive awards to them in the form of stock options or restricted share awards.

Grants of Plan Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2018 to each of our executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards (number of shares)(1)	All Other Option Awards (number of securities)	Exercise Price of Option Awards ($ per share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Fabian Tenenbaum, Chief Executive Officer
	1/12/2018	55,419			112,500
	1/12/2018		550,000	2.03	790,370
	9/25/2018	224,299			240,000
	11/20/2018		1,487,500	0.91	869,411
Peter Fernandes, Chief Regulatory and Safety Officer
	1/12/2018	31,527			64,000
	1/12/2018		100,000	2.03	144,921
	9/25/2018	119,626			128,000
	11/20/2018		137,500	0.91	80,366
Assaf Korner, Chief Financial Officer and Secretary
	1/12/2018		100,000	2.03	144,921
	9/25/2018	99,065			106,000
	11/20/2018		137,500	0.91	80,366
(1) The amounts included in the “All Other Stock Awards” column represents bonus amounts related to performance.

(2) The amounts reported above reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, regarding assumptions underlying the valuation of equity awards.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2018:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Fabian Tenenbaum, Chief Executive Officer
	65,000	65,000	(1)	2.30	3/1/2026
	233,070	233,071	(2)	0.98	11/11/2026
	521,278	521,278	(3)	0.49	12/6/2026
	—	550,000	(5)	2.03	1/12/2028
	—	1,487,500	(6)	0.91	11/20/2028
Peter Fernandes, Chief Regulatory and Safety Officer
	4,790	—		8.27	2/25/2023
	7,500	2,500	(4)	8.20	5/17/2025
	15,000	15,000	(3)	0.49	12/6/2026
	—	100,000	(5)	2.03	1/12/2028
	—	137,500	(6)	0.91	11/20/2028
Assaf Korner, Chief Financial Officer and Secretary
	—	100,000	(5)	2.03	1/12/2028
	—	137,500	(6)	0.91	11/20/2028

(1)	This option vested as to 25% of the underlying shares on February 28, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through February 29, 2020.

(2)	This option vested as to 25% of the underlying shares on November 11, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through November 11, 2020.

(3)	This option vested as to 25% of the underlying shares on December 7, 2017, and vests as to an additional 25% of the underlying shares annually thereafter through December 7, 2020.

(4)	This option vested as to 25% of the underlying shares on May 18, 2016, and vests as to an additional 25% of the underlying shares annually thereafter through May 18, 2019.

(5)	This option vested as to 25% of the underlying shares on January 12, 2019, and vests as to an additional 6.25% of the underlying shares quarterly thereafter through January 12, 2022.

(6)	This option vested as to 6.25% of the underlying shares on February 20, 2019, and vests as to an additional 6.25% of the underlying shares quarterly thereafter through November 20, 2022.

Employment Agreements with Our Named Executive Officers

Agreement with Mr. Tenenbaum

On November 11, 2016, we entered into an employment agreement with Mr. Tenenbaum in connection with his continuing employment as our Chief Executive Officer. The agreement provides that Mr. Tenenbaum is employed at will, and either we or Mr. Tenenbaum may terminate the employment relationship for any reason, at any time. Mr. Tenenbaum is required to give us at least 30 days’ prior notice if he elects to terminate his employment other than for Good Reason (as defined in the employment agreement). Mr. Tenenbaum was entitled to a base salary of $375,000, which was increased to $400,000 effective January 1, 2018, subject to annual review by the Board or Compensation Committee. Following the end of each calendar year, Mr. Tenenbaum is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of his annual base salary. As of the date of this proxy statement, Mr. Tenenbaum’s target bonus percentage is 60%. The agreement provides 100% accelerated vesting of Mr. Tenenbaum’s stock option grant made in connection with his employment agreement, in the event of a Change in Control (as defined in the employment agreement) or in the event that the Company terminates Mr. Tenenbaum’s employment without Cause (as defined in the employment agreement) following the vesting of the first installment.

If we terminate Mr. Tenenbaum’s employment without Cause (as defined in the employment agreement) or if Mr. Tenenbaum terminates his employment with us for Good Reason (as defined in the employment agreement) within twelve months following a change in control (as defined in the employment agreement), Mr. Tenenbaum is entitled to receive, subject to his continued compliance with the restrictive covenants of the agreement and his execution and nonrevocation of a general release of claims against us: (1) for a period of twelve months following his termination of employment monthly severance pay in an amount equal to his base salary rate; (2) an annual bonus at the target level in cash or equity or any combination thereof; and (3) continued coverage, under our medical, dental and vision benefit plans at active employee rates for twelve months following the date of termination.

Mr. Tenenbaum is subject to confidentiality, work product assignment, non-competition and non-solicitation obligations pursuant to the terms of his employment agreement.

Agreements with Other Named Executive Officers

In April 2015, we entered into an offer letter with Mr. Fernandes in connection with the commencement of his employment with us. The letter provides that Mr. Fernandes is employed at will, and either we or Mr. Fernandes may terminate the employment relationship for any reason, at any time. The letter provides that Mr. Fernandes is entitled to a $320,000 base salary, subject to annual review by the Company. Following the end of each calendar year, Mr. Fernandes is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of his annual base salary. As of the date of this proxy statement, Mr. Fernandes' target bonus percentage is 40%.

In January 2018, we entered into an offer letter with Mr. Korner in connection with the commencement of his employment with us. The letter provides that Mr. Korner is employed at will, and either we or Mr. Korner may terminate the employment relationship for any reason, at any time. The letter provides that Mr. Korner is entitled to a $265,000 base salary, subject to annual review by the Company. Following the end of each calendar year, Mr. Korner is eligible to receive an annual bonus for such calendar year in accordance with the terms of our management incentive program, calculated as a percentage of her annual base salary. As of the date of this proxy statement, Mr. Korner's target bonus percentage is 40%. If we terminate Mr. Korner’s employment without Cause (as defined in the employment agreement), Mr. Korner is entitled to receive, subject to his continued compliance with the restrictive covenants of the agreement and his execution and nonrevocation of a general release of claims against us: (1) for a period of six months following his termination of employment monthly severance pay in an amount equal to his base salary rate; and (2) continued coverage, under our medical, dental and vision benefit plans at active employee rates for six months following the date of termination. If we terminate Mr. Korner’s employment within 60 days following a change in control (as defined in the employment agreement), Mr. Korner is entitled to receive, subject to his continued compliance with the restrictive covenants of the agreement and his execution and nonrevocation of a general release of claims against us: (1) for a period of twelve months following his termination of employment monthly severance pay in an amount equal to his base salary rate; and (2) continued coverage, under our medical, dental and vision benefit plans at active employee rates for twelve months following the date of termination.

In August 2018, we entered into retention agreements with certain of our executive officers. The retention agreements are designed to retain such executive officers as we await top-line data results for our Phase 2 clinical trial using INOpulse therapy to treat pulmonary hypertension associated with idiopathic pulmonary fibrosis. The retention agreements provide for (i) the payment of 12 months’ base salary and (ii) a cash payment equal to the amount of premiums the Company would have paid on the executive’s behalf for participation in the Company’s healthcare plan and the amount of matching contributions the Company would have made to the executive’s 401(k). These payments are payable to each executive in the event that such executive’s employment with the Company is terminated by us without cause within six months of receiving top-line data results for the Company’s Phase 2 clinical trial.

Stock Option and Other Compensation Plans

The four equity incentive plans described in this section are (i) the assumed 2007 Ikaria stock option plan, which we refer to as the 2007 Ikaria plan, (ii) the assumed Ikaria 2010 long term incentive plan, which we refer to as the 2010 Ikaria plan, (iii) our 2014 equity incentive plan and (iv) our 2015 equity incentive plan. Following the effectiveness of the registration statement for our Initial Public Offering (“IPO”), we have been granting awards to eligible participants only under the 2015 equity incentive plan.

Assumed 2007 Ikaria Plan

The 2007 Ikaria plan was adopted by Ikaria in March 2007, and we assumed the terms of the 2007 Ikaria plan in connection with our spin-out from Ikaria, Inc., or Ikaria (the “Spin-Out”). Stock options granted under the 2007 Ikaria plan have a contractual life of ten years. Pursuant to the terms of the 2007 Ikaria plan, in the event of a liquidation or dissolution of our company, each outstanding option under the 2007 Ikaria plan will terminate immediately prior to the consummation of the action, unless the administrator determines otherwise. In the event of a merger or other reorganization event, each outstanding option will be assumed or an equivalent option or right will be substituted by the successor entity, unless such successor entity does not agree to assume the award or to substitute an equivalent option or right in which case such option will terminate upon the consummation of the merger or reorganization event.

Assumed 2010 Ikaria Plan

The 2010 Ikaria plan was adopted by Ikaria in February 2010 and amended and restated in May 2010, and we assumed the terms of the 2010 Ikaria plan in connection with the Spin-Out. Pursuant to the terms of the 2010 Ikaria plan, upon our liquidation, dissolution, merger or consolidation, except as otherwise provided in an applicable option or award agreement, each option or award will be (i) treated as provided in the agreement related to the transaction, or (ii) if not so provided in such agreement, each holder of an option or award will be entitled to receive, in respect of each share subject to outstanding options or awards, the same number of stock, securities, cash, property or other consideration that he or she would have received had he or she exercised such options or awards prior to the transaction. The stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to any such transaction. If the consideration paid or distributed is not entirely shares of common stock of the acquiring or resulting corporation, the treatment of outstanding options and stock appreciation rights may include the cancellation of outstanding options and stock appreciation rights upon consummation of the transaction as long as the holders of affected options and stock appreciation rights, at the election of the compensation committee, either:

•
have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or stock appreciation rights (whether or not they were otherwise exercisable); or

•
are paid (in cash or cash equivalents) in respect of each share covered by the option or stock appreciation right being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the compensation committee in its sole discretion) over the exercise price of the option or stock appreciation right.

2014 Equity Incentive Plan

In June 2014, our Board adopted, and our stockholders approved, the 2014 equity incentive plan. The 2014 equity incentive plan is administered by our Board or by a committee appointed by our Board. The 2014 equity incentive plan provided for the grant of options. Following the effectiveness of our registration statement filed in connection with our IPO, no options may be granted under the 2014 Plan.

Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2014 equity incentive plan.

Awards under the 2014 equity incentive plan are subject to adjustment in the event of a split, reverse split, dividend, recapitalization, combination or reclassification of our common stock, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 equity incentive plan), our Board may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 equity incentive plan, as to some or all outstanding options:

•	provide that all outstanding options will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;

•
upon written notice to a participant, provide that the participant’s unvested and/or unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding options will become exercisable, realizable or deliverable, or restrictions applicable to an option will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of non-voting common stock will receive a cash payment for each share of non-voting common stock surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each option held by the participant equal to (1) the number of shares of non-voting common stock subject to the vested portion of the option, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share of non-voting common stock surrendered in the reorganization event over the exercise price of such option and any applicable tax withholdings, in exchange for the termination of such option; and

•	provide that, in connection with a liquidation or dissolution, options convert into the right to receive liquidation proceeds.

At any time, our Board may, in its sole discretion, provide that any award under the 2014 equity incentive plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Our Board may amend, suspend or terminate the 2014 equity incentive plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2015 Equity Incentive Plan

In January 2015, our Board adopted, and in February 2015, our stockholders approved, the 2015 equity incentive plan (as subsequently amended and restated, the “2015 Plan”), which became effective immediately prior to the effectiveness of the registration statement for our IPO. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted share awards, restricted share unit awards and other share-based awards. Upon the effectiveness of the 2015 Plan, the number of shares of our common stock that were reserved for issuance under the 2015 Plan was equal to the sum of (1) 449,591 plus (2) the number of shares (up to 558,851 shares) equal to the sum of the number of shares of our common stock available for issuance under the 2014 equity incentive plan immediately prior to the effectiveness of the registration statement for our IPO and the number of shares of our common stock subject to outstanding awards under the 2014 equity incentive plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the least of (i) 798,358 shares of our common stock, (ii) a number equal to the difference between 5% of the number of shares of our common stock outstanding on the first day of the fiscal year (treating all shares of our common stock issuable upon the exercise of outstanding options and upon the conversion of outstanding shares of preferred stock, warrants or other securities convertible into shares of our common stock as outstanding for this purpose) and the number of shares of our common stock available for grant under the 2015 Plan on the first day of the fiscal year and (iii) an amount determined by our Board.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. However, incentive stock options may only be granted to our employees.

Pursuant to the terms of the 2015 Plan, our Board (or a committee delegated by our Board) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant;

•	the methods of payment of the exercise of options; and

•
the number of shares of our common stock subject to and the terms of any share appreciation rights, restricted share awards, restricted share units or other share-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of share appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our Board delegates authority to an officer to grant awards under the 2015 Plan, the officer will have the power to make awards to all of our officers, except executive officers. Our Board will fix the terms of the awards to be granted by such officer, including the exercise price of such awards (which may include a formula by which the exercise will be determined), and the maximum number of shares subject to awards that such officer may make.

Upon a merger or other reorganization event, our Board may, except to the extent specifically provided otherwise in an award or other agreement between us and the plan participant, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards other than restricted shares:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period;

•
provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and/or

•	any combination of the foregoing.

Our Board does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted share units, no assumption or substitution is permitted, and the restricted share units will instead be settled in accordance with the terms of the applicable restricted share unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted share awards will continue for the benefit of the successor company and will, unless the Board may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event, provided that our Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the applicable award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted share award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted share award or in any other agreement between the participant and us.

At any time, our Board may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

No award may be granted under the 2015 Plan on or after February 12, 2025. Our Board may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

On March 10, 2017, the Board approved our Amended and Restated 2015 Equity Incentive Plan, which became effective upon approval by our stockholders at the 2017 annual meeting, to increase the number of shares authorized for issuance of awards under the 2015 Plan to 5,000,000 shares of common stock and increase the maximum number of shares available under the annual increase from 798,358 shares to 3,000,000 shares.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,500 in 2018, and have the amount of the reduction contributed to the 401(k) plan.

Limitations on Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

In addition, we have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may adopt, amend or terminate a plan when not in possession of material, non-public information. In addition, our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

Since December 7, 2016, our director compensation policy consisted of the following:

•	each non-employee director will receive, on an annual basis, a cash retainer of $35,000;

•	each non-employee director who serves on the Audit Committee will receive a cash retainer of $7,500 per year ($15,000 for the chair);

•	each non-employee director who serves on the Compensation Committee will receive a cash retainer of $5,000 per year ($10,000 for the chair);

•	each non-employee director who serves on the Nominating and Corporate Governance Committee will receive a cash retainer of $5,000 ($7,500 for the chair); and

•
  each non-employee director upon initial election to the Board will receive a one-time award of an option to purchase 25,000 shares of common stock, which option shall vest in three equal annual installments.

•
On March 22, 2018, the Compensation Committee approved an increase in the compensation paid to the chairman of the Board to $200,000 per year, to be paid in an annual grant of restricted shares of common stock.

•	On April 3, 2018, the Compensation Committee approved an annual award of an option to purchase shares of common stock equal to $60,000 for each non-employee director.

In addition, we will continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Jonathan Peacock, one of our directors who previously served as our Chief Executive Officer, did not receive any additional compensation for his service as a director while he was employed by the Company. Fabian Tenenbaum, one of our directors who also serves as our Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to Mr. Tenenbaum for his service as our Chief Executive Officer is discussed in the “Executive Compensation” section of this proxy statement.

The New Mountain Entities have advised us that, in connection with the affiliation of Messrs. Moura and Bennett with the New Mountain Entities, all equity based compensation, including grants of stock options in respect of shares of our common stock, received or receivable by Messrs. Moura and Bennett in consideration for their services rendered to us will be held by such director for the benefit of New Mountain Capital, L.L.C., an affiliate of the New Mountain Entities. In addition, the New Mountain Entities have advised us that any cash compensation received by such directors in consideration for their services rendered to us will be paid to New Mountain Capital, L.L.C.

On December 7, 2016, the Board approved a change in director compensation under which payment of fees for each non-employee director will be provided in the form of cash or restricted shares of common stock.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2018 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board:

Name	Cash Payment	Stock Awards ($) (1)	Option Awards ($)(1)	Total ($)
Jonathan M. Peacock	—	200,000	—	200,000
Naseem Amin	—	50,000	60,000	110,000
Scott P. Bruder	40,000	—	60,000	100,000
Mary Ann Cloyd	55,000	—	60,000	115,000
Jens Luehring	—	42,500	60,000	102,500
Andre V. Moura	—	45,000	60,000	105,000
Daniel Tassé	—	35,000	60,000	95,000
Matthew M. Bennett	—	35,000	60,000	95,000
Ted Wang	—	40,000	60,000	100,000
Crispin Teufel (2)

(1) The amounts reported above reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, regarding assumptions underlying the valuation of equity awards.

(2) Mr. Teufel was appointed to our Board effective March 18, 2019.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,838,851	(1)	$2.23	891	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	6,838,851		$2.23	891

(1)        Consists of stock options outstanding as of December 31, 2018 under the 2007 Ikaria plan, 2010 Ikaria plan, 2014 equity incentive plan and 2015 Plan.

(2)        Consists of shares of common stock authorized under the 2015 Plan and under the 2014 equity incentive plan that remained available for grant under future awards as of December 31, 2018. In January 2015, in connection with our IPO, our Board determined that we would not grant any further stock options under our 2014 equity incentive plan following the effectiveness of the registration statement for our IPO, which occurred in February 2015.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.bellerophon.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2018, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management and KPMG LLP, our independent registered public accounting firm;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

•
Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.
Members of the Bellerophon Therapeutics, Inc. Audit Committee
Mary Ann Cloyd (Chairperson), Naseem Amin, Daniel Tassé, Jens Luehring and Crispin Teufel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

The following is a description of our related person transactions since January 1, 2017 to which we have been a party. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Stockholders Agreements

New Mountain Stockholders Agreement

In February 2015, in connection with our IPO, we entered into a stockholders agreement with the New Mountain Entities, which provides that the New Mountain Entities are entitled to designate one director for nomination to our Board, to designate one director to the Board (or equivalent governing body) of each of our subsidiaries and to appoint the lead director of our Board, in each case, for so long as the New Mountain Entities or certain of their respective assignees beneficially own (i) 50% or more of the sum of (a) the number of shares of our common stock that they owned immediately prior to the closing of our IPO and (b) the number of shares of common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or other similar change in our capitalization) and (ii) 15% or more of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). Subject to the same ownership thresholds, the director nominated by the New Mountain Entities is entitled to serve on each committee of our Board and of the Board (or equivalent governing body) of each of our subsidiaries and the consent of the New Mountain Entities is required to establish any new committee of our Board or the Board (or equivalent governing body) of any of our subsidiaries, in each case except to the extent prohibited by applicable law or applicable listing exchange rules.

The New Mountain Entities may assign their rights to designate one director for nomination to our Board, to designate a director to the Board (or equivalent governing body) of each of our subsidiaries and to appoint the lead director of our Board to a person who acquires, in a transaction other than a registered public offering or a sale pursuant to Rule 144 under the Securities Act, at least 50% of the aggregate number of shares of our common stock owned, directly or indirectly, by the New Mountain Entities as of immediately prior to such transaction.

In addition, the stockholders agreement provides that, we are required to obtain the prior written approval of the New Mountain Entities to take certain actions, including, among other things, actions to:

•
consolidate or merge into or with any other person, sell, lease or transfer all or a significant portion of our assets or capital stock to another person or enter into any other similar business combination transaction, or effect a liquidation;

•
authorize, issue, sell, offer for sale or solicit offers to buy any shares of our common stock or any convertible securities or any other equity or debt securities or rights to acquire any of our or our subsidiaries’ equity or debt securities, subject to certain exceptions, including among other things, the issuance under our stock incentive plan of grants that have been approved by our Board (or a Board committee) and at least one director appointed by the New Mountain Entities;

•	incur indebtedness or refinance any indebtedness, in each case in an amount in excess of a specified threshold;

•	hire or replace our chief executive officer; or

•	agree or otherwise commit to do any of the foregoing (unless the commitment is conditioned on obtaining the approval of the New Mountain Entities).

These approval rights of the New Mountain Entities will terminate when the New Mountain Entities or certain of their respective assignees beneficially own either (i) less than 50% of the sum of (a) the aggregate number of shares of our common stock that they collectively owned immediately prior to the closing of our IPO and (b) the number of shares of our common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or similar changes in our capitalization) or (ii) less than 15% of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). As of March 21, 2019, the New Mountain Entities beneficially owned approximately 26.4% of our outstanding common stock.

Linde Stockholders Agreement

In February 2015, in connection with our IPO, we also entered into a stockholders agreement with Linde, which provides that Linde is entitled to designate one director for nomination to our Board and to designate one director to the Board (or equivalent governing body) of each of our subsidiaries, in each case, for so long as Linde or certain of its assignees beneficially own (i) 50% or more of the sum of (a) the number of shares of our common stock that they owned immediately prior to the closing of our IPO and (b) the number of shares of common stock, if any, acquired following the closing of our IPO (subject to in each case adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification or other similar change in our capitalization) and (ii) 10% or more of our common stock outstanding (as set forth on the cover of our then most recently filed annual report on Form 10-K or quarterly report on Form 10-Q). Subject to the same ownership thresholds, the director designated by Linde is entitled to serve on each committee of our Board and of the Board (or equivalent governing body) of each of our subsidiaries and the consent of Linde is required to establish any new committee of our Board or the Board (or equivalent governing body) of any of our subsidiaries, in each case except to the extent prohibited by applicable law or applicable listing exchange rules.

Linde may assign its rights to designate one director for nomination to our Board and to designate a director for nomination to the board of directors (or equivalent governing body) of each of our subsidiaries to a person who acquires, in a transaction other than a registered public offering or a sale pursuant to Rule 144 under the Securities Act, at least 50% of the aggregate number of shares of our common stock owned, directly or indirectly, by Linde as of immediately prior to such transaction. As of March 21, 2019, Linde beneficially owned approximately 9.2% of our outstanding common stock.

Management Rights Letters

We have entered into management rights letters with entities affiliated with certain of our principal stockholders, pursuant to which such entities are entitled to routinely consult with and advise management regarding our operations and have the right to inspect our books and records. We will also be required to deliver financial statements to such entities within 45 days after the end of each of the first three quarters of each fiscal year and 120 days after the end of each fiscal year and any other periodic reports as soon as they become available. Our management rights letter with the New Mountain Entities also provides that at any time during which the New Mountain Entities do not have the direct contractual right to designate a representative to serve on our Board, the New Mountain Entities will have the right to designate one observer to our Board. Such observer shall be entitled to attend all meetings of our Board and to receive copies of all materials provided to the directors, subject to customary exceptions specified in the management rights letter. Each management rights letter will terminate on the date the entity party thereto (or principal stockholder with which such entity is affiliated) no longer holds any of our securities.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers. See “Executive Officer and Director Compensation-Limitations on Liability and Indemnification” for additional information regarding these agreements.

Participation in Public Offering

In our public offering in January 2019, certain of our directors, executive officers and 5% stockholders and their affiliates purchased shares of our common stock. Each of those purchases was made through the underwriters at the offering price of $0.70 per share. The following table sets forth the aggregate number of shares of our common stock that these directors, executive officers and 5% stockholders and their affiliates purchased in our Public Offering:

Purchaser(1)	Shares of common stock	Total purchase price
Jonathan M. Peacock	714,286	500,000
Naseem Amin	571,429	400,000
Ted Wang	450,000	315,000
Venrock Entities	142,857	100,000

(1)        See “Security Ownership of Certain Beneficial Owners and Management” for more information about the shares held by the above identified entities, directors and executive officers.

Participation in Private Placement

In a private placement conducted in September 2017, certain of our directors, executive officers and 5% stockholders and their affiliates purchased shares of our common stock. The private placement involved the sale of units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock, at a purchase price per unit of $1.205. The following table sets forth the aggregate number of shares of our common stock that these directors, executive officers and 5% stockholders and their affiliates purchased in our September 2017 private placement:

Purchaser(1)	Shares of common stock	Total purchase price
New Mountain Entities	4,564,315	5,500,000
Linde	1,721,992	2,075,000
Puissance Capital Management	8,298,755	10,000,000
Venrock Entities	4,149,378	5,000,001
Naseem Amin	456,432	550,000
Jonathan M. Peacock	248,963	300,000
Jens Luehring	10,000	12,050

(1)        See “Security Ownership of Certain Beneficial Owners and Management” for more information about the shares held by the above identified entities, directors and executive officers

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

On March 12, 2019, our Board nominated Mary Ann Cloyd and Crispin Teufel for election at the annual meeting. Our Board currently consists of eleven members, classified into three classes as follows: (1) Jens Luehring, Daniel Tassé, Mary Ann Cloyd and Crispin Teufel constitute a class with a term ending at the 2019 annual meeting; (2) Scott Bruder, Naseem Amin and Ted Wang constitute a class with a term ending at the 2020 annual meeting; and (3) Fabian Tenenbaum, Andre Moura, Matthew M. Bennett and Jonathan Peacock constitute a class with a term ending at the 2021 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
On March 12, 2019, based on the Nominating and Corporate Governance Committee’s recommendation, the Board appointed Crispin Teufel as a director effective March 18, 2019 to represent Linde North America, Inc. (“Linde”), our fourth largest shareholder. Jens Luehring, who has recently left Linde to become CEO of a newly formed spin off company, will not stand for reelection at our annual meeting of stockholders and will be succeeded by Mr. Teufel. Additionally, Mr. Tassé has recently assumed new CEO responsibilities that require him to step down from our Board and will also not stand for reelection.  Messrs. Tassé and Luehring will continue to serve as members of our board of directors until their terms expire at the conclusion of the annual meeting of stockholders.

On March 12, 2019, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Mary Ann Cloyd and Crispin Teufel for election at the annual meeting each for a term of three years to serve until the 2022 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier resignation or removal.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mary Ann Cloyd and Crispin Teufel. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.
THE BOARD RECOMMENDS THE ELECTION OF MARY ANN CLOYD AND CRISPIN TEUFEL AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. The Board proposes that the stockholders ratify this appointment. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2018. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP, and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2019.
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, for professional services rendered for the audit of our fiscal 2018 and 2017 consolidated financial statements and the fees billed to us for other services for each of the last two fiscal years.

Fee Category	2018	2017
Audit Fees (1)	$388,000	$330,000
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$388,000	$330,000

(1)   Audit fees for 2018 include $53,000 for services associated with Registration Statements on Form S-3 and Form S-8 and related consents as well as $335,000 for the 2018 audit. Audit fees for 2017 include $20,000 for services associated with Registration Statements on Form S-3 and Form S-8 and related consents as well as $310,000 for the 2017 audit.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.    Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.    Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

INCREASE THE NUMBER OF SHARES TO BE GRANTED UNDER THE COMPANY'S
2015 EQUITY PLAN
(PROPOSAL NO. 3)

General
On March 12, 2019, our Board approved our amended and restated 2015 Plan, to be effective upon approval by our stockholders at the annual meeting, to increase the number of shares authorized for issuance of awards under the Plan from 5,000,000 shares to an aggregate of 12,500,000 shares of common stock. The Plan will continue to allow additional shares to be issued under the Plan if options outstanding under our 2014 Equity Incentive Plan (the “Existing Plan”) are canceled or expire in the future. Our 2015 Plan was approved by our Board and stockholders in 2015. As of March 21, 2019, options to purchase 6,510,037 shares of common stock are outstanding under the 2015 Plan, 6,876 shares have been issued upon the exercise of options granted under the 2015 Plan and 2,799,698 shares remain available for issuance. In addition, 880,855 shares of common stock are outstanding as the net impact of RSAs issued, canceled and withheld for taxes. By its terms, the 2015 Plan may be restated or amended by the Board, provided that any restatement or amendment which the Board determines requires stockholder approval is subject to receiving such stockholder approval. On March 12, 2019, our Board voted to approve a restatement and amendment to the 2015 Plan to increase the aggregate number of shares of common stock available for the grant of awards under the 2015 Plan to 12,500,000 shares of common stock.
This amended and restated plan is being submitted to you for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the restatement and amendment of our 2015 Plan is also required by the listing rules of The Nasdaq Stock Market.

Our Board, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2015 Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our 2015 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board believes approval of the amendment to increase the aggregate number of shares available for issuance under the 2015 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the amendment to the 2015 Plan.

The following is a brief summary of the 2015 Plan. This summary is qualified in its entirety by reference to the text of the 2015 Plan (as amended and restated), a copy of which is attached as Appendix A to this proxy statement.

Material Features of our 2015 Plan.

In January 2015, our Board adopted, and in February 2015, our stockholders approved, the 2015 Plan, which became effective immediately prior to the effectiveness of the registration statement for our IPO. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted share awards, restricted share unit awards and other share-based awards. Upon the effectiveness of the 2015 Plan, the number of shares of our common stock that were reserved for issuance under the 2015 Plan was equal to the sum of (1) 449,591 plus (2) the number of shares (up to 558,851 shares) equal to the sum of the number of shares of our common stock available for issuance under the 2014 equity incentive plan immediately prior to the effectiveness of the registration statement for our IPO and the number of shares of our common stock subject to outstanding awards under the 2014 equity incentive plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the least of (i) 798,358 shares of our common stock, (ii) a number equal to the difference between 5% of the number of shares of our common stock outstanding on the first day of the fiscal year (treating all shares of our common stock issuable upon the exercise of outstanding options and upon the conversion of outstanding shares of preferred stock, warrants or other securities convertible into shares of our common stock as outstanding for this purpose) and the number of shares of our common stock available for grant under the 2015 Plan on the first day of the fiscal year and (iii) an amount determined by our Board.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. However, incentive stock options may only be granted to our employees. As of March 21, 2019, there were approximately 18 individuals eligible to participate. We granted options to purchase an aggregate of 99,367 shares to certain of our employees upon the commencement of trading of our common stock on The Nasdaq Global Market under the 2015 Plan.

Pursuant to the terms of the 2015 Plan, our Board (or a committee delegated by our Board) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant;

•	the methods of payment of the exercise of options; and

•
the number of shares of our common stock subject to and the terms of any share appreciation rights, restricted share awards, restricted share units or other share-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of share appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our Board delegates authority to an officer to grant awards under the 2015 Plan, the officer will have the power to make awards to all of our officers, except executive officers. Our Board will fix the terms of the awards to be granted by such officer, including the exercise price of such awards (which may include a formula by which the exercise will be determined), and the maximum number of shares subject to awards that such officer may make.

Upon a merger or other reorganization event, our Board may, except to the extent specifically provided otherwise in an award or other agreement between us and the plan participant, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards other than restricted shares:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period;

•
provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and/or

•	any combination of the foregoing.

Our Board does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted share units, no assumption or substitution is permitted, and the restricted share units will instead be settled in accordance with the terms of the applicable restricted share unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted share awards will continue for the benefit of the successor company and will, unless the Board may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event, provided that our Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the applicable award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted share award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted share award or in any other agreement between the participant and us.

At any time, our Board may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

No award may be granted under the 2015 Plan on or after February 12, 2025. Our Board may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

THE BOARD RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR 2015 PLAN TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE 2015 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of business conduct and ethics is posted on our website at www.bellerophon.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2020 annual meeting of stockholders, we must receive stockholder proposals not less than 90 days nor more than 120 days prior to the first anniversary of the 2019 annual meeting.

Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the annual meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Bellerophon Therapeutics, Inc., 184 Liberty Corner Road, Suite 302, Warren, NJ, 07059.
Warren, NJ
March 28, 2019

Appendix A

BELLEROPHON THERAPEUTICS LLC
AMENDED AND RESTATED

2015 EQUITY INCENTIVE PLAN

(amended as of ____, 2019)

1. Purpose

The purpose of this 2015 Equity Incentive Plan (the “Plan”) of Bellerophon Therapeutics LLC, a Delaware limited liability company (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors of the Company (the “Board”).  Upon the conversion of the Company from a limited liability company to a C corporation (as such term is defined in Section 1361 of the Code) (the “Conversion”), references to the Company shall refer to Bellerophon Therapeutics, Inc.

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan.  Each person who is granted an Award under the Plan is deemed a “Participant.”  “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), Restricted Share Units (as defined in Section 7) and Other Share-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).  The Board may not delegate authority under this Section 3(c) to grant Restricted Shares, unless Delaware law then permits such delegation.

4 .Shares Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of Shares (as defined below) as is equal to the sum of:

(A) 12,500,000 Shares; plus

(B) such additional number of Shares (up to 558,851 Shares) as is equal to the sum of (x) the number of Shares reserved for issuance under the Company’s 2014 Equity Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the effectiveness of the Company’s initial public offering and (y) the number of Shares subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus

(C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2025, equal to the least of (i) 3,000,000 Shares, (ii) a number equal to the difference between (X) 5% of the number of the Company’s outstanding Shares on such date (treating for this purpose as outstanding all Shares issuable upon the exercise of outstanding options and upon the conversion of outstanding shares of preferred stock, warrants or other securities convertible into Shares) and (Y) the number of Shares available for grant under the Plan on such date and (iii) an amount determined by the Board.

“Shares” shall refer to (i) until immediately prior to the Conversion, the Company’s Non-Voting Units (as defined in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 9, 2014 (as amended or otherwise modified from time to time)), (ii) from and after the Conversion until the closing of the Company’s initial public offering, shares of the Company’s non-voting common stock, par value $0.01 per Share (“Non-Voting Common Stock”), and (iii) upon the closing of the Company’s initial public offering, the Company’s voting common stock, par value $0.01 per Share (“Voting Common Stock”).  Awards granted between the effectiveness of the Plan and the Conversion shall automatically and without any action on the part of a Participant become Awards covering shares of Non-Voting Common Stock upon the Conversion.  Awards granted prior to the closing of the Company’s initial public offering shall automatically and without any action on the part of a Participant become Awards covering shares of Voting Common Stock upon the closing of the Company’s initial public offering. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

(2) Share Counting.  For purposes of counting the number of Shares available for the grant of Awards under the Plan:

(A) all Shares covered by SARs shall be counted against the number of Shares available for the grant of Awards under the Plan; provided, however, if the Company grants an SAR in tandem with an Option for the same number of Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the Shares covered by the Option, and not the Shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore Shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Shares not being issued (including as a result of an SAR that was settleable either in cash or in Shares actually being settled in cash), the unused Shares covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of Shares counted against the Shares available under the Plan shall be the full number of Shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of Shares actually used to settle such SAR upon exercise and (3) the Shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C) Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Shares upon the exercise of an Award or (ii) satisfy minimum statutory tax withholding obligations (including Shares retained from the Award creating the tax obligation) shall be added back to the number of Shares available for the future grant of Awards; provided that in no event shall the maximum number of shares issued in respect of Incentive Stock Options granted under the Plan exceed the number determined under Section 4(a)(1) hereof.

(b) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall Share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Options

(a) General.  The Board may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted, following the Conversion, to employees of Bellerophon Therapeutics, Inc., any of Bellerophon Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement.  The exercise price shall be not less than 100% of the fair market value per Share as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of Shares for which the Option is exercised.  Shares subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding Option granted under the Plan to provide an exercise price per Share that is lower than the then-current exercise price per Share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Shares and having an exercise price per Share lower than the then-current exercise price per Share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per Share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of The Nasdaq Stock Market (“Nasdaq”).

 6. Share Appreciation Rights

(a) General.  The Board may grant Awards consisting of share appreciation rights (“SARs”) entitling the holder, upon exercise, to receive a number of Shares or an amount of cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a Share over the measurement price established pursuant to Section 6(b).  The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement.  The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding SAR granted under the Plan to provide a measurement price per Share that is lower than the then-current measurement price per Share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Shares and having an exercise or measurement price per Share lower than the then-current measurement price per Share of the canceled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per Share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.

7. Restricted Shares; Restricted Share Units

(a) General.  The Board may grant Awards entitling recipients to acquire Shares (“Restricted Shares”), subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  The Board may also grant Awards entitling the recipient to receive Shares or cash to be delivered at the time such Award vests (“Restricted Share Units”) (Restricted Shares and Restricted Share Units are each referred to herein as a “Restricted Share Award”).

(b) Terms and Conditions for All Restricted Share Awards.  The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Shares.

(1) Dividends.  Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, Shares or property) declared and paid by the Company with respect to Restricted Shares (“Accrued Dividends”) shall be paid to the Participant only if and when such Shares become free from the restrictions on transferability and forfeitability that apply to such Shares.  Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the Restricted Shares.

(2) Share Certificates.  The Company may require that any share certificates issued in respect of Restricted Shares, as well as dividends or distributions paid on such Restricted Shares, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary.  “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Share Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Share Unit, the Participant shall be entitled to receive from the Company such number of Shares or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of Shares as are set forth in the applicable Restricted Share Unit agreement.  The Board may, in its discretion, provide that settlement of Restricted Share Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Share Units.

(3) Dividend Equivalents.  The Award agreement for Restricted Share Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”).  Dividend Equivalents may be settled in cash and/or Shares and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents were paid, in each case to the extent provided in the Award agreement.

8. Other Share-Based Awards

(a) General.  Other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted hereunder to Participants (“Other Share-Based Awards”).  Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Share-Based Awards may be paid in Shares or cash, as the Board shall determine.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Shares and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the Share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per Share of each outstanding Option, (iv) the Share and per-Share provisions and the measurement price of each outstanding SAR, (v) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Share Award and

(vi) the Share and per-Share-related provisions and the purchase price, if any, of each outstanding Other Share-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of Shares by means of a stock dividend and the exercise price of and the number of Shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares acquired upon such Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Shares of the Company are converted into or exchanged for the right to receive cash, securities or other property or are canceled, (b) any transfer or disposition of all of the Shares of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Shares.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Shares on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):  (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Shares will receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Share Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Share Unit agreement provides that the Restricted Share Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event,” then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Share Units shall instead be settled in accordance with the terms of the applicable Restricted Share Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Share Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Shares) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Shares for each Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per Share consideration received by holders of outstanding Shares as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Shares.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Shares shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Shares; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, either initially or by amendment.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Shares subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.  For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Notwithstanding any other provision herein to the contrary, the Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any Shares on exercise, vesting or release from forfeiture of an Award,  and, unless the Company determines otherwise. shall be paid before or at the same time as payment of the exercise or purchase price.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where Shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares used to satisfy minimum statutory tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option.  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Shares.  The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be distributed with respect to an Award until becoming the record holder of such Shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective immediately prior to the effectiveness of the Company’s initial public offering (the date on which the Company’s initial public offering becomes effective, the Plan’s “Effective Date”).  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require shareholder approval under the rules of Nasdaq may be made effective unless and until the Company’s shareholders approve such amendment.  In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.  No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (1) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such shareholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit.  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix B

Bellerophon™ THERAPEUTICS

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Time, on May 14, 2019.

Online
Go to **www.investorvote.com/BLPH** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BLPH

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Mary Ann Cloyd	☐	☐	02 - Cripsin Teufel	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

2 2 B V 4 1 3 6 9 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03102B

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of
Bellerophon Therapeutics, Inc. Shareholders

Tuesday, May 14, 2019, 10 a.m. Local Time
Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302, Warren, NJ, 07059

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/BLPH

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BLPH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Bellerophon Therapeutics, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2019

Assaf Korner, Fabian Tenenbaum, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bellerophon Therapeutics, Inc. to be held on May 14, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the director nominees to the Board of Directors and FOR items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.